UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (919) 716-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 4, 2020, First Citizens BancShares, Inc. (the “Company”) completed its previously announced public offering of $350,000,000 aggregate principal amount of its 3.375% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The Notes will initially be treated as Tier 2 capital for regulatory purposes.

The offering of the Notes was consummated pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated February 27, 2020, among the Company, as issuer, the Company’s wholly-owned subsidiary First-Citizens Bank & Trust Company (“FCB”), and Piper Sandler & Co., as underwriter, and pursuant to the Company’s registration statement dated February 26, 2020, on Form S-3 (File No. 333-236647), as supplemented by the prospectus supplement, dated February 27, 2020 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission on February 28, 2020. The Underwriting Agreement includes customary representations, warranties, and covenants, indemnification rights, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement: (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; and (iii) are not representations of factual information to investors about the Company or its subsidiaries, including FCB.

The Notes were issued pursuant to the Indenture, dated as of March 4, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 4, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

From and including the date of issuance to, but excluding, March 15, 2025, or earlier redemption date, the Notes will bear interest at a fixed rate of 3.375% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2020. Thereafter, from and including March 15, 2025, to but excluding the maturity date, March 15, 2030, or earlier redemption date, the Notes will bear interest at a floating per annum rate equal to a benchmark rate, which is expected to be Three-Month Term SOFR (each as defined in the Indenture and described in the Prospectus Supplement under “Description of the Notes—Interest”), plus 246.5 basis points, payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, commencing on June 15, 2025. Notwithstanding the foregoing, if the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero. The Company will appoint a calculation agent, which may be the Company or an affiliate, to calculate the benchmark rate and make related determinations.

The Notes will be unsecured, subordinated obligations of the Company and: (i) will rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and all future Senior Indebtedness (as defined in the Indenture); (ii) will rank equal in right of payment and upon the Company’s liquidation with any of the Company’s existing and all of its future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes; (iii) will rank senior in right of payment and upon the Company’s liquidation to (a) its existing junior subordinated debentures and (b) any of its future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and (iv) will be effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness and liabilities of the Company’s subsidiaries, including without limitation depositors of FCB, liabilities to general creditors, and liabilities arising in the ordinary course of business or otherwise.

The Company may, at its option, beginning with the interest payment date of March 15, 2025 and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to but excluding the redemption date. The Company may redeem the Notes at any time, including prior to March 15, 2025, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, if: (i) an amendment or change (including any announced prospective amendment or change) in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory purposes; or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. The Notes will not have the benefit of any sinking fund.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of or interest on the Notes or in the performance of any other obligation of the Company under the Notes or the Indenture. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon certain events of bankruptcy or insolvency involving the Company or FCB.

The foregoing descriptions of the Underwriting Agreement, the Indenture, and the Notes are each qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture, and the form of Note, respectively, copies of which are attached hereto as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, and Exhibit 4.3, respectively, and are incorporated herein by reference. A copy of the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits accompany this report.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 27, 2020, by and among First Citizens BancShares, Inc., First-Citizens Bank & Trust Company, and Piper Sandler & Co.
4.1	Indenture, dated as of March 4, 2020, by and between First Citizens BancShares, Inc. and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated as of March 4, 2020, by and between First Citizens BancShares, Inc. and U.S. Bank National Association, as trustee
4.3	Form of 3.375% Fixed-to-Floating Subordinated Notes due 2030 (attached as Exhibit A in Exhibit 4.2 hereto)
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	March 4, 2020	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer